Exhibit 99.1

VALLEY NATIONAL BANCORP TO ACQUIRE BLUEVINE INC., ACCELERATING ITS DIGITAL SMALL BUSINESS GROWTH STRATEGY AND MEANINGFULLY ENHANCING ITS CORE FUNDING CAPABILITIES

NEW YORK, N.Y. and JERSEY CITY, N.J., Sept. 28, 2026 (GLOBE NEWSWIRE) – Valley National Bancorp (“Valley”) (NASDAQ: VLY) and Bluevine Inc. (“Bluevine”) announced today that they have entered into a definitive agreement whereby Valley will acquire Bluevine, a leading nationwide digital banking platform for small businesses.

The acquisition directly aligns with Valley’s stated strategic priorities of enhancing its funding base, expanding its small business franchise, and accelerating its digital and artificial intelligence (“AI”) strategy. Bluevine will bring Valley a scaled, high-growth digital small business platform; $2.1 billion of low-cost, digitally-sourced deposits which Bluevine and Valley intend to grow over time; and an established suite of integrated banking, payments, lending and financial-management solutions designed for small businesses across the country. Additionally, Bluevine’s engineering, product, data science and AI talent will help accelerate Valley’s long-term technology strategy, which includes a focus on broader development of internal capabilities and less reliance on third-party software and service providers.

Founded in 2013 and headquartered in Jersey City, New Jersey, Bluevine serves approximately 175,000 active small business customers and was voted 2026 Best Overall Small Business Bank by Money.com and 2026 Best Online Business Checking Account by NerdWallet. Bluevine has demonstrated momentum in building small business operating relationships, with platform-generated deposits increasing at an approximately 35% compound annual growth rate from 2023 through the second quarter of 2026. Approximately 99% of these deposits are currently from non-borrowing customers, which is expected to provide Valley with access to a diversified, relationship-driven source of core funding.

The transaction adds a nationwide digital acquisition channel to complement Valley’s long-standing relationship-led banking model. By gaining access to Valley’s branch network and broader treasury management, credit, insurance, wealth and capital markets solutions, Bluevine customers will benefit from a more holistic value proposition as clients of the combined organization. Valley’s existing small business customers will benefit from Bluevine’s industry-leading digital platform which combines business checking, payments, bill pay, invoicing, lending and financial-management capabilities in a unified experience for small businesses.

The acquisition will also accelerate Valley’s technology and AI strategy by adding approximately 180 research and development professionals and engineers, primarily located in established technology hubs like Redwood City, California; Jersey City, New Jersey; Salt Lake City, Utah; and Tel Aviv, Israel. Bluevine brings a highly capable engineering culture, modern technology architecture, and meaningful experience applying data and AI solutions to small business workflows. Owning these capabilities will give Valley greater control over its customer experience, more speed in bringing solutions to market, and a durable foundation for further innovation beyond Bluevine’s legacy small business focus areas.

Under the terms of the proposed transaction, Valley will acquire Bluevine for total consideration of approximately $340 million. The consideration is expected to consist of approximately 75% cash and 25% Valley common stock, subject to the terms of the definitive agreement and customary adjustments. Inclusive of expected synergies, the acquisition is expected to be approximately 8% accretive to estimated 2028 earnings per share. The transaction is also expected to result in approximately 5% tangible book value dilution at closing, with an estimated earn back period of approximately 3 years.

Ira Robbins, Valley’s Chairman, President & CEO commented that, “The acquisition of Bluevine directly advances the strategic priorities we have previously communicated to our shareholders. It is expected to enhance our core funding capabilities, add a proven small business growth platform and meaningfully accelerate our digital and AI capabilities. Bluevine has built an impressive franchise which has generated a diversified base of small business operating deposit relationships, a highly engaged customer community and a modern technology platform purpose-built for the needs of small businesses.” He also stated, “By combining Valley’s balance sheet and product capabilities with Bluevine’s digital platform and customer-acquisition engine, we can accelerate our aspiration to be the bank of choice for small businesses across the country. The combination also creates a compelling cross-sell opportunity to further deepen the scope of the current banking relationships across both Valley and Bluevine customer bases by delivering a broader set of products and an enhanced customer experience.”

Eyal Lifshitz, Co-Founder & CEO of Bluevine said, “Bluevine was founded to give small business owners the financial tools and digital experience they need to manage and grow their businesses. Valley shares that commitment and brings the balance sheet capacity, relationship banking expertise and broader capabilities necessary to support our customers through every stage of their journey. Together, we will be able to expand our impact while preserving the technology, customer focus and entrepreneurial culture that have driven Bluevine’s success. We look forward to joining Valley and continuing to enhance our small business banking platform.” Following the transaction close, Mr. Lifshitz will join Valley as Head of Small Business Banking.

The acquisition is expected to close in early 2027, subject to standard regulatory approvals, and the satisfaction or waiver of other customary closing conditions. An investor presentation with additional information about the transaction can be found on Valley’s website at www.valley.com.

Cantor Fitzgerald & Co. is serving as financial advisor to Valley and Wachtell, Lipton, Rosen & Katz is serving as legal counsel to Valley. Financial Technology Partners acted as the exclusive advisor to Bluevine and its Board of Directors in the sale to Valley. Sidley Austin LLP served as legal counsel to Bluevine.

Investor Conference Call

Valley executives will host a conference call at 8:30 AM Eastern Standard Time today to discuss this transaction. Those wishing to participate should pre-register using this link: https://register-conf.media-server.com/register/BIecb95d105ce54ea584b76feeda2143b3 to receive the dial-in number and a personal PIN, which are required to access the conference call. The teleconference will also be webcast live at: https://edge.media-server.com/mmc/p/udw2c42h.

About Valley

As the principal subsidiary of Valley National Bancorp (NASDAQ: VLY), Valley National Bank is a regional financial institution with over $66 billion in assets. Founded in 1927, Valley has more than 220 branch locations and commercial offices across New Jersey, New York, Florida, Alabama, California, Illinois, Pennsylvania and Arizona, while serving clients nationwide. Valley delivers a full range of consumer, commercial, and wealth management solutions designed to support everything from homeownership and business growth to long-term financial planning. Big enough to support complex financial needs and small enough to stay deeply connected, Valley is grounded in a relationship-led approach focused on understanding people first. That same relationship-led approach guides Valley’s commitment to community investment and responsible corporate citizenship. To learn more, visit www.valley.com or call the Valley Customer Care Center at 800-522-4100.

About Bluevine

Founded in 2013 and headquartered in Jersey City, New Jersey, Bluevine provides an integrated suite of digital banking, payments, lending and financial-management solutions designed for small businesses. As of June 2026, Bluevine served approximately 175,000 active small business customers and had served more than 415,000 businesses since inception. Visit www.bluevine.com for more information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about our business, new and existing programs and products, acquisitions, relationships, opportunities, taxation, technology, market conditions and economic expectations. These statements may be identified by forward-looking terminology such as “intend,” “should,” “expect,” “believe,” “position,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “would,” “could,” “typically,” “usually,” “anticipate,” “may,” “estimate,” “outlook,” “project” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. A detailed discussion of factors that could affect our results is included in our SEC filings, including Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2025. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in our expectations, except as required by law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Contacts:

Valley National Bancorp	Bluevine Inc.
Travis Lan	Eyal Lifshitz
Senior Executive Vice President and	Co-Founder and
Chief Financial Officer	Chief Executive Officer
973-686-5007	203-535-7170